Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 16, 2024, Beacon Financial Corporation, a Delaware corporation previously known as “Berkshire Hills Bancorp, Inc.” (“Berkshire”), Commerce Acquisition Sub, Inc., a direct, wholly-owned subsidiary of Berkshire (“Merger Sub”), and Brookline Bancorp, Inc., a Delaware corporation (“Brookline”) entered into a merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, on September 1, 2025, Merger Sub merged with and into Brookline, with Brookline as the surviving corporation (the “Merger”), immediately followed by the merger of Brookline with and into Berkshire, with Berkshire as the surviving corporation (the “Holdco Merger” and collectively with the Merger, the “Mergers”).

The unaudited pro forma combined condensed consolidated financial information assumes that the Mergers were accounted for as a reverse acquisition using the acquisition method of accounting, pursuant to FASB Topic 805-10, Business Combinations, with Berkshire treated as the legal acquirer and Brookline treated as the accounting acquirer. In identifying Brookline as the acquiring entity for accounting purposes, Berkshire and Brookline took into account a number of factors, including the relative voting rights of all equity instruments in the surviving corporation and the intended corporate governance structure of the surviving corporation. Following the Mergers, legacy stockholders of Brookline controlled approximately 45% of the pro forma voting interests in the surviving corporation (based on common shares outstanding as of December 31, 2024). However, no single factor was the sole determinant in the overall conclusion that Brookline is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion. See the section entitled “Description of the Mergers — Accounting Treatment of the Mergers” beginning on page 103 of Berkshire and Brookline’s joint proxy statement/prospectus. Under the acquisition method of accounting, the assets and liabilities of Berkshire, as the accounting acquiree, were recorded at their respective fair values as of the date the Mergers were completed.

The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of Berkshire and Brookline as of June 30, 2025 and assumes that the Mergers were completed on that date. The unaudited pro forma combined condensed consolidated income statements combine the historical financial information of Berkshire and Brookline and give effect to the Mergers as if the Mergers had been completed as of January 1, 2024, for the year ended December 31, 2024 and for the six months ended June 30, 2025.

The unaudited pro forma combined condensed consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Mergers been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial. The adjustments made related to the fair value determinations are preliminary with the exception of those assets and liabilities where carrying value has been determined to reasonably represent fair value.

The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions (other than the divestitures), and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary significantly from the final purchase price allocation.

The unaudited pro forma combined condensed consolidated financial information are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Berkshire and accompanying notes included in Berkshire's Annual Report on Form 10-K for the year ended December 31, 2024, (ii) the historical unaudited consolidated financial statements of Berkshire and accompanying notes included in Berkshire's quarterly report on Form 10-Q for the six months ended June 30, 2025, (iii) the historical audited consolidated financial statements of Brookline and accompanying notes included in Brookline’s Annual Report on Form 10-K for the year ended December 31, 2024, and (iv) the historical unaudited consolidated financial statements of Brookline and accompanying notes included in Brookline’s quarterly report on Form 10-Q for the six months ended June 30, 2025.

BEACON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(in thousands)

	At June 30, 2025
	Brookline	Berkshire		Adjustments (1)		Pro forma
Assets
Cash and short term investments	$506,748	$802,731		$-		$1,309,479
Net Securities	866,587	1,172,467		(67,850)	(2)	1,971,204
Loans Held for Sale	-	4,014				4,014
Loans, net of deferred fees and costs	9,582,374	9,498,849		(361,843)	(3)	18,719,380
Allowance for credit losses	(126,725)	(117,344)		(16,654)	(4)	(260,723)
Bank premises and equipment	83,963	58,439		8,973	(5)	151,375
Goodwill	241,222	-		112,248	(6)	353,470
Identifiable intangible assets	14,600	12,809		176,358	(7)	203,767
Other assets	399,976	602,783		71,045	(8)	1,073,804
Total Assets	$11,568,745	$12,034,748		$(77,722)		$23,525,771

Liabilities
Deposits	$8,961,202	$9,979,031		(4,600)	(9)	$18,935,633
Borrowings	1,155,051	585,597		(7,464)	(10)	1,733,184
Other liabilities	$198,321	$247,809		3,740	(11) & (12)	$449,870
Stockholders’ equity	1,254,171	1,222,311		(69,398)	(13)	2,407,084
Total Liabilities and Shareholders’ Equity	$11,568,745	$12,034,748		$(77,722)		$23,525,771
Outstanding Shares	89,958,939	46,302,528	#	(52,176,185)	(14)	84,085,282

BEACON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Twelve Months Ended December 31, 2024
	Brookline	Berkshire	Adjustments (1)(2)		Pro forma
INTEREST AND DIVIDEND INCOME
Loans and leases	$587,929	$556,527	$54,157	(15)	$1,198,613
Debt and equity securities	40,592	57,411	25,511	(16)	123,514
Total Interest and Dividend Income	628,521	613,938	79,668		1,322,127
INTEREST EXPENSE
Deposits	232,963	228,015	3,033	(17)	464,011
Borrowed Funds	65,973	34,337	1,163	(18)	101,473
Total Interest Expense	298,936	262,352	4,196		565,484
Net Interest Income	329,585	351,586	75,472		756,643
Less Provision for Credit Losses	21,644	23,999	53,903	(19)	99,546
Net Interest Income after Provision for Loan Losses	307,941	327,587	21,569		657,097
NONINTEREST INCOME
Deposit Fees	10,548	33,759	-		44,307
Loans Fees	4,052	11,280	-		15,332
Gain (Loss) on investment securities, net	-	(49,937)	-		(49,937)
Gain on sales of loans	951	12,648	-		13,599
Gain on sale of business operations and assets net	-	16,241	-		16,241
Other noninterest income	10,064	24,423	-		34,487
Total Noninterest Income	25,615	48,414	-		74,029
NONINTEREST EXPENSE
Compensation and employee benefits	143,723	160,453	-		304,176
Occupancy, equipment and data processing	49,430	71,864	(533)	(20)	120,761
Professional services	7,133	10,307	-		17,440
FDIC assessment	8,044	7,395	-		15,439
Advertising and marketing	5,240	4,522	-		9,762
Amortization of identified intangible assets	6,746	4,601	24,386	(21)	35,733
Merger and restructuring expense	4,201	9,493	(9,935)	(22)	3,759
Other noninterest expense	17,348	27,851	-		45,199
Total Noninterest Expense	241,865	296,486	13,918		552,269
Income Before Income Taxes	91,691	79,515	7,651		178,857
Provision For Income Taxes	22,976	18,512	1,981	(23)	43,469
NET INCOME	$68,715	$61,003	$5,670		$135,388
Basic Earnings Per Share	$0.77	$1.44			$1.69
Diluted Earnings Per Share	$0.77	$1.43			$1.69
Basic Average Shares	88,983	42,508	(51,610)	(14)	79,881
Diluted Average Shares	89,302	42,761	(51,795)	(14)	80,268

BEACON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Six Months Ended June 30, 2025
	Brookline	Berkshire	Adjustments (1)(2)		Proforma
INTEREST AND DIVIDEND INCOME
Loans and leases	$287,242	$273,353	$27,079	(24)	$587,674
Debt and equity securities and other investment	20,558	26,446	12,756	(25)	59,760
Total Interest and Dividend Income	307,800	299,799	39,834		647,433
INTEREST EXPENSE
Deposits	106,160	105,511	489	(26)	212,160
Borrowed Funds	27,125	12,596	528	(27)	40,249
Total Interest Expense	133,285	118,107	1,017		252,409
Net Interest Income	174,515	181,692	38,817		395,024
Less Provision for Credit Losses	12,986	9,500	-		22,486
Net Interest Income after Provision for Loan Losses	161,529	172,192	38,817		372,538
NONINTEREST INCOME
Deposit Fees	4,833	16,142	-		20,975
Loans Fees	931	8,887	-		9,818
Gain (Loss) on investment securities, net	-	-	-		-
Gain on sales of loans	288	5,564	-		5,852
Other noninterest income	5,578	11,831	-		17,409
Total Noninterest Income	11,630	42,424	-		54,054
NONINTEREST EXPENSE
Compensation and employee benefits	71,000	79,938	-		150,938
Occupancy, equipment and data processing	24,923	34,690	(266)	(28)	59,347
Professional services	3,197	2,675	-		5,872
FDIC assessment	3,917	3,275	-		7,192
Advertising and marketing	2,239	2,808	-		5,047
Amortization of identified intangible assets	2,861	2,256	11,030	(29)	16,147
Merger and restructuring expense	1,410	3,945	(5,355)	(30)	-
Other noninterest expense	8,536	8,923	-		17,459
Total Noninterest Expense	118,083	138,510	5,409		262,002
Income Before Income Taxes	55,076	76,106	33,408		164,590
Provision For Income Taxes	13,950	20,021	8,649	(31)	42,620
NET INCOME	$41,126	$56,085	$24,759		$121,970
Basic Earnings Per Share	$0.46	$1.23			$1.47
Diluted Earnings Per Share	$0.46	$1.22			$1.46
Basic Average Shares	89,104	45,731	(51,680)	(14)	83,155
Diluted Average Shares	89,590	46,042	(51,962)	(14)	83,670

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

1	Estimated merger costs of $73.9 million (net of $19.1 million of taxes) are excluded from the pro forma financial statements. It is expected these costs will be recognized over time. These cost estimates for both the Company are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows:

Change in control contract and severance contracts	$50.4
Termination of vendor and system contracts	16.2
Professional and legal fees	21.4
Other acquisition related expenses	5.1
Pre-tax merger costs	93.0
Tax impact of merger costs	19.1
Merger costs	73.9

2	Adjustment to reflect the estimated fair value of securities classified as held to maturity as of June 30, 2025 as well as removal of deferred fees, cost and premiums

3	Adjustment to reflect acquired loans at their estimated fair value, including current interest rates and liquidity, as well as the credit related adjustment for non-purchased credit-deteriorated ("non-PCD") loans

4	Adjustments to the allowance for credit losses include the following:

Reversal of historical Berkshire's allowance for credit losses	117,344
Increase in allowance for credit losses for gross-up of estimated lifetime credit losses for purchased credit-deteriorated (“PCD”) loans and leases, inclusive of previously charged-off loans.	(80,311)
Immediate charge-off of previously charged-off loans	15,800
Provision for estimate of lifetime credit losses on non-PCD loans and leases	(69,487)
(16,654)

5	Adjustment to reflect bank premises and equipment values to their estimated fair value.

6	Adjustment to establish $112 million of goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed.

7	Adjustment to reflect core deposit and customer relationship intangibles at the estimated fair value and eliminate historical Berkshire intangible assets.

8	Adjustments to the other assets include the following:

Reversal of historical Berkshire Right of Use Asset.	(46,021)
Establish Berkshire Right of Use Asset at estimated fair value.	43,177
Adjustment to Servicing Right Asset	6,011
Other Day 1 Adjustments	4,527
Adjustment to net deferred tax assets due to the business combination and day 1 CECL reserves	63,351.47
71,045

9	Adjustment to reflect the estimate of fair value on time deposits and eliminate historical Berkshire premiums or discounts.

10	Adjustment to reflect the fair value of borrowings at current market rates.

11	Establish the day 1 reserve for unfunded credits under CECL.

12	Adjustment to reverse historical Berkshire lease liabilities; and record lease liabilities at current market rates, and book accrued liability associated with the payment of Buyer success fee

Reverse historical lease liability	(49,283)
Acquired accrued expense for Berkshire Success Fee	6,022
Record lease liability at current market rates	47,341
To record fair value of Back-to-back hedges	315
4,395

13	Adjustments to stockholders’ equity:

To eliminate Berkshire’s stockholders’ equity	(1,222,311)
To reflect purchase price consideration including accruals	1,210,647
Adjustment to record provision for credit losses on non-PCD acquired loans and leases, net of tax	(57,734)
(69,398)

14	Adjustment to convert Brookline shares at the stated exchange rate of .42 share of Beacon per share of Brookline

15	Adjustment reflects the estimated yield adjustment for interest income on loans.

16	Adjustment reflects the estimated yield adjustment for interest income on securities.

17	Adjustment reflects the estimated yield adjustment for interest expense on deposits.

18	Adjustment reflects the estimated yield adjustment for interest expense on borrowings.

19	Adjustment to record day 1 provision for credit losses on non-PCD acquired loans and leases of $69.5 million and reserve for unfunded credits of $8.4 million and the elimination of the historical provision for credit losses of $24.0 million .

20	Adjustment reflects the estimated net impact associated with the fair value adjustment for the acquired bank premises and equipment; and the change in right of use assets and lease liabilities.

21	Adjustment reflects the net increase, after removal of legacy Berkshire balances, in amortization of intangible assets for the acquired core deposit intangible and the customer relationship intangible both on a twelve years sum of years digit basis.

22	Merger and restructuring expenses, which are non-recurring expenses, charged against income for the year ended December 31, 2024 and incurred during the 4th Quarter have been eliminated from the pro forma statements of income. Those cost associated prior to Q4 were deemed related to other activities.

23	Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 25.89%.

24	Adjustment reflects the estimated yield adjustment for interest income on loans.

25	Adjustment reflects the estimated yield adjustment for interest income on securities.

26	Adjustment reflects the estimated yield adjustment for interest expense on deposits.

27	Adjustment reflects the estimated yield adjustment for interest expense on borrowings.

28	Adjustment reflects the estimated net impact associated with the fair value adjustment for the acquired bank premises and equipment; and the change in right of use assets and lease liabilities.

29	Adjustment reflects the net increase, after removal of legacy Berkshire balances, in amortization of intangible assets for the acquired core deposit intangible and the customer relationship intangible both on a twelve years sum of years digit basis.

30	Merger and restructuring expenses, which are non-recurring expenses, charged against income for the year ended June 30, 2025 have been eliminated from the pro forma statements of income.

31	Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 25.89%.